Exhibit 10.1

                                                                  EXECUTION COPY

                          VALLEY FORGE VOTING AGREEMENT

         THIS VALLEY FORGE VOTING AGREEMENT (this "Agreement") is made and entered into as of May 2, 2005 by and among VALLEY FORGE SCIENTIFIC CORP., a Pennsylvania corporation ("Valley Forge"), SYNERGETICS, INC., a Missouri corporation ("Synergetics"), and the undersigned shareholders (each a "Shareholder" and collectively, the "Shareholders") of Valley Forge.

                                    RECITALS
                                    --------

         A. Concurrently with the execution of this Agreement, Valley Forge, Synergetics Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Valley Forge ("MergerSub"), and Synergetics have entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger of MergerSub with and into Synergetics (the "Merger");

         B. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement;

         C. The Shareholders are the beneficial holders of record of the number of shares of outstanding Valley Forge Shares as is indicated on Schedule I attached hereto;

         D. In connection with the Merger, Valley Forge will acquire the Synergetics shareholders' entire equity interest in Synergetics and each of such Synergetics shareholders will receive a percentage of the Synergetics Merger Consideration; and

         E. In consideration of and to induce the execution of the Merger Agreement by Valley Forge, MergerSub and Synergetics, until the Expiration Date (as defined below), each of the Shareholders, solely in their capacity as a shareholder, agrees not to sell or otherwise dispose of any Valley Forge Shares held by the Shareholder, and to vote the Valley Forge Shares so as to facilitate consummation of the Merger and approve certain other actions as more fully described below.

         NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants contained herein, the parties agree as follows:

         1. Agreement to Retain Valley Forge Shares. Each Shareholder, severally and not jointly, agrees not to transfer, pledge, sell, exchange or offer to transfer or sell or otherwise dispose of or encumber ("Transfer") any of the Valley Forge Shares at any time prior to the Expiration Date, as defined herein, excluding (i) Transfers by testamentary or intestate succession or otherwise by operation of law, (ii) any Transfer to a family member or charitable organization provided that the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as such Shareholder and
(iii) any Transfer pursuant to court order. The "Expiration Date" shall mean the earlier of (i) the date and time on which the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) the date on which the Merger Agreement shall be terminated pursuant to the terms therein. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Valley Forge Shares owned by it and shall be binding upon any person or entity to whom legal or beneficial ownership of such Valley Forge Shares shall pass, whether by operation of law or otherwise, including, without limitation, their respective heirs, guardians, administrators or successors.

         2. Agreement to Vote Valley Forge Shares. At any time prior to the Expiration Date, at any meeting of the Valley Forge shareholders called with respect to any of the following, and at any adjournment thereof, and with respect to any written consent solicited with respect to any of the following, each Shareholder agrees to vote the Valley Forge Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter which would, or could reasonably be expected to, facilitate the Merger, and (ii) against (A) approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement, (B) any merger, consolidation, sale of assets, reorganization or recapitalization with any other party, (C) any liquidation, or winding up of Valley Forge and (D) any other matter which would, or could reasonably be expected to, prohibit or discourage the Merger (each of the foregoing is referred to as an "Opposing Proposal"). In addition to the foregoing, each Shareholder agrees to vote the Valley Forge Shares in favor of approval of (w) the Reincorporation, (x) if necessary, a proposal to increase the number of authorized Valley Forge Shares to an amount not less than the sum of the number of outstanding Valley Forge Shares immediately following the effectiveness of the Merger plus any Valley Forge Shares reserved for issuance pursuant to Valley Forge's stock option plans, (y) a proposal to increase the number of directors on the Valley Forge Board of Directors to seven (7) (effective upon consummation of the Merger), and (z) a proposal to divide the Valley Forge Board of Directors into three (3) classes with three-year staggered terms with the term of office of the Class "A" directors expiring at Valley Forge's (or its successor's) annual meeting of shareholders in 2006, the term of office of the Class "B" directors expiring at Valley Forge's (or its successor's) annual meeting of shareholders in 2007 and the term of office of the Class "C" directors expiring at Valley Forge's (or its successor's) annual meeting of shareholders in 2008 (effective upon consummation of the Merger). The Shareholders further agree to vote the Valley Forge Shares in favor of election of the directors as follows (effective upon consummation of the Merger): (i) Class "A" directors shall be Larry Cardinale and Robert Dick; (ii) Class "B" directors shall be Juanita Hinshaw and an individual to be mutually agreed to by Valley Forge and Synergetics; and (iii) Class "C" directors shall be Jerry Malis, Gregg D. Scheller and Kurt W. Gampp, Jr. The Shareholders hereby acknowledge that, effective upon consummation of the Merger, the members of each of the New Synergetics Audit Committee, Compensation Committee and Nominating Committee shall be constituted as set forth in Section 8(c)(viii) of the Merger Agreement. Each Shareholder, as the holder of the Valley Forge Shares agrees to be present, in person or by proxy, at all meetings of shareholders of Valley Forge so that all Valley Forge Shares are counted for the purposes of determining the presence of a quorum at such meetings. This Agreement is intended to bind the Shareholders in their capacity as a shareholder only and only with respect to the specific matters set forth herein, and shall not prohibit any Shareholder from acting in accordance with his fiduciary duties as an officer or director of Valley Forge.

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

         3. Irrevocable Proxy. Concurrently with the execution of this Agreement, each Shareholder agrees to deliver to Synergetics a proxy in the form attached hereto as Annex A (the "Proxy"), which shall be irrevocable to the extent provided therein; provided that the Proxy shall be revoked upon termination of this Agreement in accordance with its terms or at the Expiration Date.

         4. Additional Shares. For purposes of this Agreement, the term Valley Forge Shares shall include any shares of Valley Forge capital stock which any Shareholder purchases or otherwise acquires after the execution of this Agreement and prior to the termination of this Agreement.

         5. Representations, Warranties and Covenants of Shareholders. Each Shareholder, severally and not jointly, hereby represents, warrants and covenants to Valley Forge and Synergetics the following:

                  5.1. Ownership of Valley Forge Shares. The Shareholder (i) is the holder and beneficial owner of the Valley Forge Shares set forth opposite such Shareholder's name on Schedule I attached hereto, which at the date hereof and at all times until the termination of this Agreement will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of stock of Valley Forge other than such Valley Forge Shares and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Agreement and the Proxy and to vote or otherwise direct the voting of such Valley Forge Shares.

                  5.2. Validity; No Conflict. This Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally and by general principles of equity. Neither the execution of this Agreement by the Shareholder nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which the Shareholder is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to the Shareholder.

                  5.3. No Voting Trusts and Agreements. Between the date of this Agreement and the Expiration Date, the Shareholder will not, and will not permit any entity under the Shareholder's control to, deposit any Valley Forge Shares held by the Shareholder or such entity in a voting trust or subject any Valley Forge Shares held by the Shareholder or such entity to any arrangement or agreement with respect to the voting of such shares of capital stock, other than agreements entered into with Valley Forge and Synergetics, unless the trustee of such trust agrees in writing to be bound by the terms of this Agreement.

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

                  5.4. No Proxy Solicitations. Between the date hereof and the Expiration Date, the Shareholder will not, and will not permit any entity under the Shareholder's control to (a) solicit proxies or become a participant in a "solicitation" (as such term is defined in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (b) initiate a shareholders' vote or action by written consent of Valley Forge shareholders or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Valley Forge with respect to an Opposing Proposal.

         6. Representations, Warranties and Covenants of Valley Forge and Synergetics. Each of Valley Forge and Synergetics, severally and not jointly, hereby represents, warrants and covenants to the Shareholders the following:

                  6.1. Due Authorization. This Agreement has been authorized by all necessary corporate action on the part of Valley Forge and Synergetics, as the case may be, and has been duly executed by a duly authorized officer of Valley Forge and Synergetics, as the case may be.

                  6.2. Validity; No Conflict. This Agreement constitutes the legal, valid and binding obligation of Valley Forge and Synergetics, as the case may be, enforceable against them, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally and by general principles of equity. Neither the execution of this Agreement by Valley Forge or Synergetics, as the case may be, nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Valley Forge and Synergetics, as the case may be, is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Valley Forge and Synergetics, as the case may be.

         7. Additional Documents. The Shareholders, Valley Forge and Synergetics hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Valley Forge or Synergetics (or their respective legal counsel) or the Shareholders, as the case may be, to carry out the intent of this Agreement.

         8. Consent and Waiver. Each Shareholder, solely in their capacity as a shareholder, hereby gives any consent or waivers that are reasonably required in connection with a meeting of shareholders or consent in lieu of such meeting in order to approve and consummate the Merger under the terms of any agreement to which such Shareholder is a party or pursuant to any other rights such Shareholder may have.

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

         9. Stop Transfer. Valley Forge agrees to make a notation in its records and give instructions to its transfer agent(s) to not permit, at any time during the term of this Agreement, the Transfer of any Valley Forge Shares, except as may be expressly permitted by this Agreement.

         10.      Miscellaneous.
                  -------------

                  10.1. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  10.2. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other. Additionally, notwithstanding the foregoing or anything to the contrary contained in this Agreement, Valley Forge is specifically permitted to consummate the Reincorporation and assign this Agreement to its successor in such Reincorporation.

                  10.3. Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  10.4. Specific Performance; Injunctive Relief. The parties hereto acknowledge that Valley Forge and Synergetics will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholders set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Valley Forge and Synergetics upon such violation, Valley Forge and Synergetics shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to them at law or in equity.

                  10.5. Notices. All notices, requests, claims, demands and other communications hereunder shall be delivered in accordance with Section 12(f) of the Merger Agreement. All notices, requests, claims, demands and other communications hereunder shall be delivered to a Shareholder at the address set forth on Schedule I attached hereto for such Shareholder.

                  10.6. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of law.

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

                  10.7. Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  10.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  10.9. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  10.10. Termination. Notwithstanding anything else in this Agreement, this Agreement and the Proxy, and all obligations of the Shareholders under either of them, shall automatically terminate as of the Expiration Date.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


                                       VALLEY FORGE SCIENTIFIC CORP.

                                       By: /s/ JERRY L. MALIS
                                           -------------------------------------
                                           Name:  Jerry L. Malis
                                           Title: President and CEO


                                       SYNERGETICS, INC.

                                       By: /s/ GREGG D. SCHELLER
                                           -------------------------------------
                                           Name:  Gregg D. Scheller
                                           Title: President


                                       SHAREHOLDERS:

                                       /s/ JERRY L. MALIS
                                       -----------------------------------------
                                       Jerry L. Malis


                                       MALIS FAMILY, L.P.

                                       By: /s/ JERRY L. MALIS
                                           -------------------------------------
                                           Name:  Jerry L. Malis
                                           Title: General Partner

                                       /s/ LEONARD I. MALIS
                                       -----------------------------------------
                                       Leonard I. Malis


                                       LEONARD MALIS AND RUTH MALIS FAMILY L.P.

                                       By: /s/ LEONARD I. MALIS
                                           -------------------------------------
                                           Name:  Leonard I. Malis
                                           Title: General Partner

                [Signature Page to Valley Forge Voting Agreement]

                                       FRANCES W. GILLOWAY MARITAL TRUST

                                       By: /s/ RUSSELL U. SCHENKMAN
                                           -------------------------------------
                                           Name:  Russell U. Schenkman
                                           Title: Trustee


                                       FRANCES W. GILLOWAY RESIDUE TRUST

                                       By: /s/ RUSSELL U. SCHENKMAN
                                           -------------------------------------
                                           Name:  Russell U. Schenkman
                                           Title: Trustee


                [Signature Page to Valley Forge Voting Agreement]

                                   Schedule I
                                   ----------

                                  SHAREHOLDERS

Name and Address                                   Number of Valley Forge Shares
----------------                                   -----------------------------

Jerry L. Malis                                              932,276
3000 Valley Forge Circle PH 43
King of Prussia, PA  19406-1110

Malis Family L.P.                                           200,000
c/o Jerry L. Malis
Valley Forge Scientific Corp.
136 Green Tree Road
Oaks, PA  19456

Leonard I. Malis                                            482,242
219-44 Peck Avenue
Hollis Hills, NY  11427

Leonard Malis and Ruth Malis Family L.P.                    400,000
c/o Leonard I. Malis
219-44 Peck Avenue
Hollis Hills, NY  11427

Frances W. Gilloway Marital Trust                           308,571
c/o Schenkman Jennings & Howard, LLC
13 Roszel Road
Suite C-225
Princeton, NJ 08540

Frances W. Gilloway Residue Trust                           292,804
c/o Schenkman Jennings & Howard, LLC
13 Roszel Road
Suite C-225
Princeton, NJ 08540

                                     ANNEX A
                                     -------

         The undersigned shareholder of Valley Forge Scientific Corp., a Pennsylvania corporation ("Valley Forge"), hereby irrevocably appoints and constitutes Synergetics, Inc., a Missouri corporation (the "Proxyholder"), the agent and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Valley Forge beneficially owned by the undersigned, which shares are listed below (collectively, the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates, to vote the Shares as follows:

         The agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Valley Forge shareholders, and in every written consent in lieu of such a meeting, or otherwise:

                  1. In favor of approval of the Merger (as defined in the Valley Forge Voting Agreement dated as of May 2, 2005 among the Shareholders (as defined therein), Valley Forge and the Proxyholder (the "Voting Agreement")) and that certain Agreement and Plan of Merger dated as of May 2, 2005 by and among Valley Forge, the Proxyholder and Synergetics Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Valley Forge ("MergerSub"), and any matter that could reasonably be expected to facilitate the Merger;

                  2. Against (i) approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement, (ii) any merger, consolidation, sale of assets, reorganization or recapitalization with any other party, (iii) any liquidation, or winding up of Valley Forge and (iv) any other matter which would, or could reasonably be expected to, prohibit or discourage the Merger;

                  3. In favor of approval of (i) the Reincorporation, (ii) if necessary, a proposal to increase the number of authorized Valley Forge Shares to an amount not less than the sum of the number of outstanding Valley Forge Shares immediately following the effectiveness of the Merger plus any Valley Forge Shares reserved for issuance pursuant to Valley Forge's stock option plans, (iii) a proposal to increase the number of directors on the Valley Forge Board of Directors to seven (7) (effective upon consummation of the Merger), and (iv) a proposal to divide the Valley Forge Board of Directors into three (3) classes with three-year staggered terms with the term of office of the Class "A" directors expiring at Valley Forge's (or its successor's) annual meeting of shareholders in 2006, the term of office of the Class "B" directors expiring at Valley Forge's (or its successor's) annual meeting of shareholders in 2007 and the term of office of the Class "C" directors expiring at Valley Forge's (or its successor's) annual meeting of shareholders in 2008 (effective upon consummation of the Merger); and

                  4. In favor of election of the directors as follows (effective upon consummation of the Merger): (i) Class "A" directors shall be Larry Cardinale and Robert Dick; (ii) Class "B" directors shall be Juanita Hinshaw and an individual to be mutually agreed to by Valley Forge and Synergetics; and (iii) Class "C" directors shall be Jerry Malis, Gregg D. Scheller and Kurt W. Gampp, Jr.

         The Proxyholder may not exercise this proxy on any other matter. The undersigned shareholder may vote the Shares on all such other matters.

         The proxy granted by the shareholder to the Proxyholder hereby is granted as of the date of this Agreement in order to secure the obligations of the shareholder set forth in Section 2 of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations and in the interests in the Proxyholder to be purchased and sold pursuant to the Merger Agreement and in consideration of Valley Forge entering into the Voting Agreement and the Merger Agreement and incurring certain related fees and expenses. This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms.

         Upon execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned shareholder authorizes the Proxyholder to file this proxy and any substitution or revocation of substitution with the Secretary of Valley Forge and with any Inspector of Elections at any meeting of the shareholders of Valley Forge.

         This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned.

         Dated: May 2, 2005

                             Signature of Shareholder:__________________________

                             Print name of Shareholder:_________________________

                             Shares beneficially owned:_________________________

                             _____________________________shares of Common Stock